UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5301 S. Highway 16 Rapid City, SD		57701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the stockholders of the Company was held on October 30, 2012. Present at that annual meeting were 24,178,334 shares of common stock entitled to vote. The stockholders voted on the following matters at the meeting:

1. The election of seven directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal:

Name	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert D. Buckingham	22,797,721	577,608	803,005
Dr. Jerry L. Gallentine	22,797,721	577,608	803,005
Dr. Therese Kreig Crane	22,972,804	402,525	803,005
Dr. Thomas D. Saban	23,294,098	81,231	803,005
Richard L. Halbert	23,317,245	58,084	803,005
Jeffrey B. Berzina	23,317,245	58,084	803,005
David L. Warnock	22,985,426	389,903	803,005

2. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2013.

Shares Voted For	Shares Voted Against	Shares Abstained
24,122,976	55,358	0

Item 8.01 Other Events.

On November 2, 2012, the Company issued a press release announcing that on October 29, 2012, the Company’s Board of Directors declared a cash dividend in the amount of $0.04 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on December 14, 2012. The dividends will be payable on or about December 28, 2012. The Company operates on a May 31st fiscal year. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release announcing dividend, dated November 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D. Chief Executive Officer

Date: November 2, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 2, 2012